Exhibit 4.1

[FORM OF OFFICERS’ CERTIFICATE]

COMCAST CORPORATION

Officers’ Certificate

March 14, 2017

Pursuant to Section 2.03 of the Indenture dated as of September 18, 2013 (the “Indenture”) by and among Comcast Corporation (the “Company”), the guarantors named therein and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of November 17, 2015 by and among the Company, the guarantors named therein and the Trustee, and guaranteed on an unsecured and unsubordinated basis by Comcast Cable Communications, LLC and NBCUniversal Media, LLC, the undersigned officers of the Company do hereby certify, in connection with the issuance of the Company’s $1,005,000,000 aggregate principal amount of 4.450% Notes due 2047 (the “Notes”), that the terms of the Notes are as follows:

4.450% Notes due 2047

Title:	4.450% Notes due 2047

Aggregate Principal Amount at Maturity:	$1,005,000,000

Principal Payment Date:	March 15, 2047

Interest:	4.450%

Optional Redemption:	The Company may at its option redeem the Notes, in whole but not in part, on each March 15 on or after March 15, 2020, on at least 30 days, but not more than 60 days, prior notice electronically delivered or mailed to the registered address of each holder of the Notes, at the “Redemption Price.” The Redemption Price will equal 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the date of redemption, subject to the further description in the Prospectus Supplement dated February 15, 2017.

Redemption for Tax Reasons:	The Company may redeem the Notes, in whole but not in part, in the event of certain changes in the tax laws of the United States (or any taxing authority in the United States), on not less than 10 nor more than 60 days prior notice. The redemption price will equal 100% of the principal amount of the Notes being redeemed, together with any accrued and unpaid interest to, but not including, the redemption date.

Additional Issuances:	To the extent permitted by applicable authorities in the Republic of China and subject to the receipt of all necessary regulatory and listing approvals from such authorities, including but not limited to the Taipei Exchange (“TPEx”) and the Taiwan Securities Association, an unlimited amount of additional 4.450% Notes due 2047 may be issued. The Notes and any additional 4.450% Notes due 2047 that may be issued may be treated as a single series for all purposes under the Indenture, to the extent permitted by applicable authorities in the Republic of China and subject to the receipt of all necessary regulatory and listing approvals from such authorities, including but not limited to the TPEx and the TSA.

Conversion:	None

Sinking Fund:	None

Miscellaneous:	The terms of the Notes shall include such other terms as are set forth in the Form of Note Due 2047 attached hereto as Exhibit A.

Each such officer has read and understands the provisions of the Indenture and the definitions relating thereto. The statements made in this Officers’ Certificate are based upon the examination of the provisions of the Indenture and upon the relevant books and records of the Company. In such officer’s opinion, he has made such examination or investigation as is necessary to enable such officer to express an informed opinion as to whether or not the covenants and conditions of such Indenture relating to the issuance and authentication of the Notes have been complied with. In such officer’s opinion, such covenants and conditions have been complied with.

IN WITNESS WHEREOF, the undersigned officers of the Company have duly executed this certificate as of the date first set forth above.

By:
	Name:	William E. Dordelman
	Title:	Senior Vice President and Treasurer

By:
	Name:	Arthur R. Block
	Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to Officers’ Certificate Pursuant to the Indenture]

EXHIBIT A

[FORM OF NOTE DUE 2047]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A COMMON DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, AS NOMINEE OF THE BANK OF NEW YORK MELLON, LONDON BRANCH, AS COMMON DEPOSITARY FOR EUROCLEAR BANK, S.A./N.V., AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”) AND CLEARSTREAM BANKING, SOCIÉTÉ ANONYME, LUXEMBOURG (“CLEARSTREAM, LUXEMBOURG” AND, TOGETHER WITH EUROCLEAR, “EUROCLEAR/CLEARSTREAM”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK MELLON, LONDON BRANCH, AS COMMON DEPOSITARY FOR EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK MELLON, LONDON BRANCH, AS COMMON DEPOSITARY FOR EUROCLEAR/CLEARSTREAM), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE BANK OF NEW YORK MELLON, LONDON BRANCH, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE COMMON DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

COMCAST CORPORATION

4.450% Note Due 2047

No. [    ]

ISIN No.: XS1569497107

$[            ]

COMCAST CORPORATION, a Pennsylvania corporation (the “Issuer”, which term includes any successor corporation), for value received promises to pay to The Bank of New York Depository (Nominees) Limited, as nominee of The Bank of New York Mellon, London Branch, as common depositary for Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, Luxembourg, or registered assigns, the principal sum of $[            ] on March 15, 2047.

Interest Payment Dates: March 15 and September 15 (each, an “Interest Payment Date”), commencing on September 15, 2017.

Interest Record Dates: March 1 and September 1 (each, an “Interest Record Date”).

Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

2

IN WITNESS WHEREOF, the Issuer has caused this Security to be signed manually or by facsimile by its duly authorized officer under its corporate seal.

COMCAST CORPORATION

By:
	Name:	William E. Dordelman
	Title:	Senior Vice President and Treasurer

[Seal of Comcast Corporation]

Attest:

By:
	Name:	Arthur R. Block
	Title:	Executive Vice President, General Counsel and Secretary

3

This is one of the series designated herein and referred to in the within-mentioned Indenture.

Dated: March 14, 2017

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

4

(REVERSE OF SECURITY)

COMCAST CORPORATION

4.450% Note Due 2047

1.    Interest.

COMCAST CORPORATION, a Pennsylvania corporation (the “Issuer”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. Cash interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 14, 2017. The Issuer will pay interest semi-annually in arrears on each Interest Payment Date, commencing September 15, 2017. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Issuer shall pay interest on overdue principal from time to time on demand at the rate borne by the Securities and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.    Method of Payment.

The Issuer shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date notwithstanding any transfer or exchange of such Security subsequent to such Interest Record Date and prior to such Interest Payment Date. If any Interest Payment Date, principal payment date, date of redemption or other payment date with respect to the Securities is not a Business Day (as defined below), the required payment of principal, premium, if any, or interest will be due on the next succeeding Business Day as if made on the date that such payment was due, and no interest will accrue on that payment for the period from and after that Interest Payment Date, principal payment date, date of redemption or other payment date, as the case may be, to the date of that payment on the next succeeding Business Day. Holders must surrender Securities to The Bank of New York Mellon (the “Trustee”) to collect principal payments. The Issuer shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). The payments of interest, and any portion of the principal shall be made by the Paying Agent, upon receipt from the Issuer of immediately available funds by 4:00 p.m., London time one Business Day prior to the payment due date (or such other time as may be agreed to between the Issuer and the Paying Agent), directly to a Holder (by Federal funds wire transfer or otherwise) if the Holder has delivered written instructions to the Paying Agent 15 days prior to such payment date requesting that such payment will be so made and designating the bank account to which such payments shall be so made and in the case of payments of principal surrenders the same to the Trustee in exchange for a Security or Securities aggregating the same principal amount as the unredeemed principal amount of the Securities surrendered. All payment dates with respect to the Securities, whether upon maturity, on any redemption date or on any Interest Payment Date, shall be determined in accordance with the time-zone applicable to The City of New York.

“Business Day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions in The City of New York, London or Taipei, are authorized or required by law, regulation or executive order to close.

3.    Paying Agent.

Initially, The Bank of New York Mellon, London Branch will act as Paying Agent. The Issuer may change any Paying Agent without notice to the Holders.

4.    Indenture.

The Issuer issued the Securities under an Indenture dated as of September 18, 2013 by and among the Issuer, the guarantors named therein and the Trustee, as amended by the First Supplemental Indenture dated as of November 17, 2015 by and among the Issuer, the guarantors named therein (the “Guarantors”) and the Trustee (together, the “Indenture”). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. To the extent the terms of the Indenture and this Security are inconsistent, the terms of the Indenture shall govern.

5.    Guarantees.

Each Guarantor has irrevocably, fully and unconditionally guaranteed, jointly and severally, on an unsecured basis, the full and punctual payment (whether at maturity, upon redemption or otherwise) of the principal of and interest on, and all other amounts payable under, the Securities, and the full and punctual payment of all other amounts payable by the Issuer under the Indenture, subject to certain terms and conditions set forth in the Indenture.

6.    Denominations; Transfer; Exchange.

The Securities are in registered form, without coupons, in denominations of $100,000 and multiples of $1,000 in excess thereof. A Holder shall register the transfer of or exchange of Securities in accordance with the Indenture. The Issuer may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Issuer is not required to transfer or exchange any Security selected for redemption during a period of fifteen (15) days before the electronic delivery or mailing of a notice of redemption.

7.    Persons Deemed Owners.

The registered Holder of a Security shall be treated as the owner of it for all purposes.

8.    Unclaimed Funds.

If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Issuer at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

9.    Legal Defeasance and Covenant Defeasance.

The Issuer and the Guarantors may be discharged from their respective obligations under the Securities and under the Indenture with respect to the Securities except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Securities and in the Indenture with respect to the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

10.    Amendment; Supplement; Waiver.

Subject to certain exceptions, the Securities and the provisions of the Indenture relating to the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with certain provisions may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not adversely affect the rights of any Holder of a Security.

11.    Restrictive Covenants.

The Indenture contains certain covenants that, among other things, limit the ability of the Issuer and the Guarantors to incur liens securing indebtedness, or to enter into sale and leaseback transactions, and of the Issuer to merge or sell all or substantially all of its assets. The limitations are subject to a number of important qualifications and exceptions. The Issuer must annually report to the Trustee on compliance with such limitations.

12.    Optional Redemption.

The Issuer will have the right at its option to redeem any of the Securities, in whole but not in part, on each March 15 on or after March 15, 2020, on at least 30 days,

but not more than 60 days, prior notice electronically delivered or mailed to the registered address of each Holder of the Securities, at a Redemption Price equal to 100% of the principal amount of the Securities being redeemed plus any accrued interest to, but not including, the date of redemption.

13.    Redemption for Tax Reasons.

The Issuer will have right to redeem the Securities, in whole but not in part, on not less than 10 nor more than 60 days prior notice, at a redemption price equal to 100% of their principal amount, together with any accrued and unpaid interest to, but not including, the date of redemption if, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority in the United States), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after February 15, 2017, the Issuer becomes or, based upon a written opinion of independent counsel selected by the Issuer, will become obligated to pay additional amounts as described in Section 14 herein under the heading “Payment of Additional Amounts.”

14.    Payment of Additional Amounts.

The Issuer, will, subject to the exceptions and limitations set forth below, pay as additional interest on the Securities such additional amounts as are necessary in order that the net payment by the Issuer or its paying agent of the principal of and interest on the Securities to a Holder who is not a United States person (as defined below), after withholding or deduction for any present or future tax, assessment or other governmental charge (“Tax”) imposed by the United States or a taxing authority in the United States, will not be less than the amount provided in the Securities to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

1.    to any Tax that is imposed by reason of the Holder (or the beneficial owner for whose benefit such Holder holds the Securities), or a fiduciary, settlor, beneficiary, member or shareholder of the Holder if the Holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary Holder, being considered as:

a.    being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

b.    having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the Securities, the receipt of any payment or the enforcement of any rights hereunder), including being or having been a citizen or resident of the United States;

c.    being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for U.S. federal income tax purposes or a corporation that has accumulated earnings to avoid U.S. federal income tax;

d.    being or having been a “10-percent shareholder” of us or the applicable guarantor as defined in Section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”);

e.    being a controlled foreign corporation that is related to us or the applicable guarantor within the meaning of Section 864(d)(4) of the Code; or

f.    being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

2.    to any Holder that is not the sole beneficial owner of the Securities, or a portion of the Securities, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the Holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

3.    to any Tax that would not have been imposed but for the failure of the Holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of the Securities, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such Tax;

4.    to any Tax that is imposed otherwise than by withholding by us or a paying agent from the payment;

5.    to any Tax that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

6.    to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property or similar Tax;

7.    to any Tax required to be withheld by any paying agent from any payment of principal of or interest on any Security, if such payment can be made without such withholding by at least one other paying agent;

8.    to any Tax that would not have been imposed but for the presentation by the Holder of any Security, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

9.    to any Tax imposed under Sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code; or

10.    in the case of any combination of items (1)-(9) above.

As used in this Section 14, “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), or any estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

15.    Defaults and Remedies.

If an Event of Default (other than certain bankruptcy Events of Default with respect to the Issuer or any of the Guarantors) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all of the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. If a bankruptcy Event of Default with respect to the Issuer or any of the Guarantors occurs and is continuing, all the Securities shall be immediately due and payable immediately in the manner and with the effect provided in the Indenture without any notice or other action on the part of the Trustee or any Holder. Holders of Securities may not enforce the Indenture, the Securities or the Guarantees except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Securities or the Guarantees unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

16.    Trustee Dealings with Issuer.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuer as if it were not the Trustee.

17.    No Recourse Against Others.

No stockholder, director, officer, employee or incorporator, as such, of the Issuer, any Guarantor or any successor Person thereof shall have any liability for any obligation under the Securities, the Guarantees or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

18.    Authentication.

This Security shall not be valid until the Trustee manually signs the certificate of authentication on this Security.

19.    Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.    ISIN Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused ISIN numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

21.    Governing Law.

The laws of the State of New York shall govern the Indenture and this Security thereof.

ASSIGNMENT FORM

I or we assign and transfer this Security to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint                                                                          agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Dated:	Signed:
(Signed exactly as name appears on the other side of this Security)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)